EXHIBIT 99.4
Progressive Gaming International Corporation
Unaudited Pro Forma Condensed Consolidated Financial Statements
The following unaudited pro forma condensed consolidated balance sheet of Progressive Gaming International Corporation as of June 30, 2005 and unaudited pro forma statements of operations for the six months ended June 30, 2005 and year ended December 31, 2004, give effect to the following transactions:
•	The VirtGame acquisition and the related financing as if they occurred, for balance sheet purposes, on June 30, 2005 and, for statement of operations purposes, on January 1, 2004; and

•	The sale of the interior sign division, as if it occurred, for statement of operations purposes, on January 1, 2004. The sale of the interior sign division was effective on May 2, 2005 and is reflected in the Company’s financial position as of June 30, 2005.
Certain pro forma adjustments described in the accompanying notes are based on estimates and various assumptions that the Company believes are reasonable under the circumstances. The pro forma information below is provided for informational purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transactions actually occurred on the dates indicated, nor is it necessarily indicative of the consolidated financial position or results of operations of the Company that may be expected in the future.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements, including the notes thereto, as of and for the year ended December 31, 2004 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and as of and for the six months ended June 30, 2005 contained in its quarterly report on Form 10-Q for the quarter ended June 30, 2005, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

MIKOHN GAMING CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2005
(amounts in thousands)

	Mikohn		VirtGame		Mikohn
	As Reported	VirtGame	Adjustments (1)		As Adjusted
Cash and cash equivalents	$12,021	$88	$(2,000	) (c)	$10,109
Accounts receivable	13,082	149	—		13,231
Contract sales receivable	5,617	—	—		5,617
Inventory	10,429	—	—		10,429
Prepaid expenses	7,025	10	(1,896	) (d)	5,139
Deferred tax asset	3,313	—	—		3,313

Total current assets	51,487	247	(3,896)		47,838

Property and equipment, net	3,466	184	—		3,650
Intangible assets, net	54,105	1,162	(1,162	) (e)	63,647
			9,542	(a)
Goodwill	5,596	—	18,208	(b)	23,804
Other assets	7,324	5	—		7,329

Total assets	$121,978	$1,598	$22,692		$146,268

Trade accounts payable	$7,442	$139	$—		$7,581
Customer deposits	2,096	—	—		2,096
Current portion of long-term debt and notes payable	300	1,896	(1,896	) (d)	300
Accrued liabilities	7,892	851	—		8,743
Deferred revenues and license fees	2,299	—	—		2,299

Total current liabilities	20,029	2,886	(1,896)		21,019

Long-term debt and notes payable, net	63,437	—	—		63,437

Other long-term liabilities	559	—	—		559
Deferred tax liabilities	16,114	—	—		16,114

Total liabilities	100,139	2,886	(1,896)		101,129

Commitments and contingencies	—	—	—		—

Stockholders’ equity	128,224	27,210	(27,210	) (f)	151,524
			23,300	(g)
Accumulated deficit	(105,059)	(28,498)	28,498	(f)	(105,059)

Total stockholders’ equity (deficit)	23,165	(1,288)	24,588		46,465
Less treasury stock	(1,326)	—	—		(1,326)

Total stockholders equity (deficit)	21,839	(1,288)	24,588		45,139

Total liabilities and stockholders’ equity	$121,978	$1,598	$22,692		$146,268

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

MIKOHN GAMING CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005
(amounts in thousands, except per share amounts)

	Mikohn	Sign &			VirtGame		Mikohn
	As Reported	Graphics		VirtGame	Adjustments (2)		As Adjusted
Revenues
Slot and table	$18,093	$—		$—	$—		$18,093
Product sales	14,362	(5,252	)(a)	—	—		9,110
Systems	9,744	—		247	—		9,991

Total revenues	42,199	(5,252)		247	—		37,194

Cost of revenues
Slot and table	6,015	—		—	—		6,015
Product sales	8,315	(3,832	)(a)	—	—		4,483
Systems	3,728	—		155	—		3,883

Total cost of revenues	18,058	(3,832)		155	—		14,381

Gross profit	24,141	(1,420)		92	—		22,813

Selling, general and administrative	13,057	(1,860	)(a)	2,123	—		13,320
Variable award stock-based compensation	—	—		(92)	—		(92)
Research and development	3,735	—		250	—		3,985
Depreciation and amortization	2,453	(115	)(a)	199	410	(b)	2,947
Net gain on disposition of non-core assets	(2,536)	—		—	—		(2,536)

Total costs and expenses	16,709	(1,975)		2,480	410		17,624

Income (loss) from operations	7,432	555		(2,388)	(410)		5,189
Interest income (expense), net	(4,588)	—		(40)	40	(a)	(4,588)

Income (loss) before income tax provision	2,844	555		(2,428)	(370)		601
Income tax provision	—	—		(3)	—	(d)	(3)

Income (loss) from continuing operations	2,844	555		(2,431)	(370)		598

Net income (loss)	$2,844	$555		$(2,431)	$(370)		$598

Earnings per share
Basic	$0.12						$0.02
Diluted	$0.11						$0.02

Weighted average shares
Basic	22,926				1,758	(c)	24,684
Diluted	25,668				1,758	(c)	27,426
See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

MIKOHN GAMING CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(amounts in thousands, except per share amounts)

	Mikohn	Sign &			VirtGame		Mikohn
	As Reported	Graphics		VirtGame	Adjustments (2)		As Adjusted
Revenues
Slot and table	$40,560	$—		$—	$—		$40,560
Product sales	40,763	(20,013	)(a)	—	—		20,750
Systems	15,051	—		413	—		15,464

Total revenues	96,374	(20,013)		413	—		76,774

Cost of revenues
Slot and table	11,999	—		—	—		11,999
Product sales	23,914	(12,335	)(a)	—	—		11,579
Systems	6,969	—		160	—		7,129

Total cost of revenues	42,882	(12,335)		160	—		30,707

Gross profit	53,492	(7,678)		253	—		46,067

Selling, general and administrative	27,031	(5,453	)(a)	1,732	—		23,310
Slot rent expense	1,204	—		—	—		1,204
Variable award stock-based compensation	—	—		121	—		121
Research and development	6,102	—		551	—		6,653
Depreciation and amortization	8,908	(526	)(a)	479	734	(b)	9,595
Other expense / asset write-downs	564	—		—	—		564

Total costs and expenses	43,809	(5,979)		2,883	734		41,447

Income (loss) from operations	9,683	(1,699)		(2,630)	(734)		4,620
Interest income (expense), net	(9,684)	—		16	(16	)(a)	(9,684)
Other income, net	195	—		—	—		195

Income (loss) before income tax provision	194	(1,699)		(2,614)	(750)		(4,869)
Income tax (provision) benefit	65			(9)	—	(d)	56

Income (loss) from continuing operations	259	(1,699)		(2,623)	(750)		(4,813)

Net income (loss)	$259	$(1,699)		$(2,623)	$(750)		$(4,813)

Earnings (loss) per share
Basic	$0.01						$(0.20)
Diluted	$0.01						$(0.20)

Weighted average shares
Basic	21,884				1,758	(c)	23,642
Diluted	22,359				1,758	(c)	24,117
See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Progressive Gaming International Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Financial
Statements for the Sale of the Interior Sign Division
(in thousands, except per share amounts)
The following notes to unaudited pro forma condensed consolidated financial statements give effect to the sale of the interior sign division, as if it occurred, for statement of operations purposes, on January 1, 2004. The sale of the interior sign division was effective on May 2, 2005 and is reflected in the Company’s condensed consolidated balance sheet as of June 30, 2005 included in the “as reported” column.
1.	Following represents the calculation of the gain on the sale of the Sign Division. This gain is reflected in the Company’s Condensed Consolidated Balance Sheet as of June 30, 2005.

Sale proceeds	$12,156
Net book value of assets and liabilities sold	(3,742)
Transaction costs	(1,044)

Gain on sale of Sign Division	$7,370
(a)	Reflects the historical results of operations of the Sign Division. Such historical results of operations include allocations of certain operating expenses, determined on a basis which management considers to be reasonable reflections of the utilization of services provided to the Sign Division.

Progressive Gaming International Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Financial
Statements for the Acquisition of VirtGame
(in thousands, except per share amounts)
The following notes to unaudited pro forma condensed consolidated financial statements give effect to the VirtGame acquisition financing and the VirtGame acquisition as if they had occurred, for balance sheet purposes, on June 30, 2005 and, for statement of operations purposes, on January 1, 2004.
The estimated purchase price is calculated as follows:

Fair Value of Acquisition	$23,300	(*)
Estimated transaction fees and expense	2,000

Total	$25,300

The preliminary allocation of the pro forma purchase price is as follows:

Net working capital	$(738)
Property, Plant & Equipment	184
Goodwill	18,208
Intangible Assets	9,542
Notes Payable	(1,896)

$25,300

(*)	Calculated as 1,758,498 shares multiplied by $13.25 (average price calculated in 1(g)).
The above purchase price allocation is preliminary and subject to change based on Progressive’s completion of a formal valuation of VirtGame’s assets and liabilities.
1. The following is a brief description of the adjustments to the pro forma condensed consolidated balance sheet to reflect the VirtGame acquisition as if it had occurred June 30, 2005.
(a)	Represents the estimated fair value of intangible assets acquired. The intangible assets consist of core software for VirtGame’s central server-based software, the sportsbook system infrastructure, patents, trademarks, customer lists and other intellectual property.
(b)	Represents the goodwill arising from the acquisition of VirtGame.
(c)	Represents the payment of the Company’s transaction costs.
(d)	Represents the elimination of intercompany note receivable/ note payable
(e)	Adjustments resulting from the purchase price allocation.
(f)	Represents the elimination of VirtGame shareholder equity.

Progressive Gaming International Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Financial
Statements for the Acquisition of VirtGame — (Continued)
(in thousands, except per share amounts)
(g)	Represents the issuance of 1,758,498 shares of Progressive common stock based on an average price for the two days prior to the measurement date, the measurement date, and the day after the measurement date, which was the closing date of the transaction. The price used was $13.25, which is the average of $13.47, $13.26, $13.14 and $13.13, the closing stock prices on October 4th, 5th, 6th and 7th, respectively.
  2. The following is a brief description of the adjustments to the pro forma condensed consolidated statement of operations to reflect the VirtGame acquisition as if it had occurred on January 1, 2004.
(a)	Represents an adjustment to eliminate interest income that will not be incurred subsequent to the acquisition.

(b)	Adjustment to Depreciation and Amortization expense related to the assets acquired. Depreciation has been computed using the straight-line method over the following useful lives: furniture, fixtures and equipment — ten years; intangible assets — 8 years. The amortization periods assigned to the intangible assets to be acquired are subject to change based on the completion of a formal valuation of VirtGame’s assets and liabilities.

(c)	Basic and diluted weighted average shares outstanding have been adjusted to include 1,758,498 shares of Progressive common stock that will be issued in connection with the acquisition of VirtGame.

(d)	Progressive has approximately $87,000 of previously reserved net operating loss carryforwards and believes that any income taxes resulting from the pro forma adjustments would be fully offset by these net operating loss carryforwards.
Other Notes
(1)	The unaudited pro forma consolidated statements of operations for the year ended December 31, 2004 and six months ended June 30, 2005 do not include reductions of $1,200 (representing $.05 per fully-diluted share) and $755 (representing $.03 per fully-diluted share), respectively, of costs, that have been or will be eliminated pursuant to the closing of the transaction. Such costs represent employee salaries and benefits, stock compensation, rent, utilities, professional fees and other operating expenses.
(2)	We expect to incur $590 in severance costs for employees that will not be retained after the closing of the acquisition. Income taxes are not expected to be realized because of our current net operating loss position.